Exhibit 99.j(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 17, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Reports to Shareholders of RS Capital Appreciation Fund, RS Emerging Markets Fund, RS Floating Rate Fund, RS Global Growth Fund, RS Global Natural Resources Fund, RS Greater China Fund, RS Growth Fund, RS High Yield Fund, RS High Yield Municipal Bond Fund, RS International Growth Fund, RS Investment Quality Bond Fund, RS Investors Fund, RS Large Cap Alpha Fund, RS Low Duration Bond Fund, RS Mid Cap Growth Fund, RS Money Market Fund, RS Partners Fund, RS S&P 500 Index Fund, RS Select Growth Fund, RS Small Cap Equity Fund, RS Small Cap Growth Fund, RS Strategic Income Fund, RS Tax-Exempt Fund, RS Technology Fund, and RS Value Fund (each a portfolio of the RS Investment Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Additional Information”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

April 25, 2012